Exhibit 99

For Immediate Release

TradeStation Group Reports Record Revenues, Income Before Income Taxes, DARTs and Brokerage
Accounts for 2005 Second Quarter

Income Before Income Taxes Increases 188% and Operating Margin of 31% is More Than Double 2004
Second Quarter Operating Margin

Plantation FL, July 20, 2005 – TradeStation Group, Inc. (NasdaqNM: TRAD) today reported record quarterly revenues of $23.0 million, record quarterly income before income taxes of $7.5 million, record daily average revenue trades (DARTs) of over 41,000, and record total brokerage accounts of nearly 21,000.

TradeStation Group had 2005 second quarter net income of $4.7 million, or 11 cents per share (diluted), as compared to 2004 second quarter net income of $5.8 million, or 13 cents per share (diluted). However, net income for the 2004 second quarter included an income tax net benefit of $3.2 million related primarily to the reversal of a valuation allowance. If that income tax net benefit is excluded, and if the company had recorded income tax expense at the approximate 38% rate it now uses, 2004 second quarter net income would have been much lower — - approximately $1.6 million. Given the significant positive impact of these income tax factors to the 2004 second quarter’s net income results, the company believes that income before income taxes is a more appropriate comparison of its performance year over year.

The company’s 2005 second quarter income before income taxes was $7.5 million, a 188% increase from income before income taxes of $2.6 million for the 2004 second quarter. The company’s operating margin more than doubled to 31% in the 2005 second quarter, as compared to 15% in the 2004 second quarter.

The company’s 2005 second quarter revenues of $23.0 million were a 34% increase over 2004 second quarter revenues of $17.2 million.

“We are very pleased with our record 2005 second quarter results,” said David Fleischman, the company’s Chief Financial Officer, “and intend to work hard to continue to increase our operating margin as we grow.”

TradeStation Reports Record DARTs and Total Accounts Approach 21,000

For the 2005 second quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q2 05	Q2 04	% Increase
Daily Average Revenue Trades	41,086	33,477	23%

TradeStation’s year-over-year and sequential increases in DARTs compare very favorably to the performance of its larger online brokerage firm competitors. TradeStation’s 23% year-over-year increase in DARTs was significantly better than both Ameritrade, which experienced a 15% year-over-year decrease in DARTs, and E*Trade, which was flat year over year. Sequentially, TradeStation’s 3% increase in DARTs from the 2005 first quarter was significantly better than Ameritrade’s sequential decrease of 17% and E*Trade’s sequential decrease of approximately 10%1.

“We attribute our growth in DARTs to consistent account growth, the robustness of our high-end client base and the diversity of our service offering,” said Fleischman.

TradeStation had 20,942 brokerage accounts at the end of the 2005 second quarter, a 39% increase year over year.

1 Estimates of E*Trade’s customer account metrics for the 2005 second quarter are based upon published reports for April and May 2005 and quarterly estimates by Sandler O’Neil & Partners. E*Trade’s DARTs exclude professional trading.

TradeStation’s Average Client Trades Over 500 Times Per Year and Has an Average Account Balance of Nearly $90,000 for Equities and Nearly $20,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2005 second quarter:

Client Trading Activity
Annualized average revenue per account	$3,984
Annualized trades per account	509

Client Account Assets
Average assets per account (Equities)	$87,100

Average assets per account (Futures)	$19,300

As was the case with DARTs, TradeStation’s other account metrics were far superior to those of its larger online brokerage firm competitors. TradeStation’s annualized trades per account and annualized revenue per account were both many times higher than those produced by Ameritrade and E*Trade. While the average TradeStation account traded over 500 times per year, or over 42 times per month, the average Ameritrade account traded about 9.5 times per year, or .79 times per month, and the average E*Trade account traded about 6.7 times per year, or .56 times per month. TradeStation’s average assets per equities account of $87,100 was three to four times higher than the average assets per account of Ameritrade (approximately $21,000) and E*Trade (approximately $28,000)1.

TradeStation To Eliminate Monthly Platform Fees For Very Active Traders

To further increase its appeal to very active traders, starting September 1st TradeStation will be significantly lowering the trade activity thresholds it uses to waive its $99.95 monthly platform fee. Currently, TradeStation charges the platform fee each month to brokerage customers unless the customer trades that month at least 250,000 shares, 2,500 equity option contracts, 500 futures round-turns, or 500 forex round-turn lots. Beginning September 1st, the platform fee will be waived for any month the customer trades at least 25,000 shares, 100 equity option contracts, 50 futures round-turns, or 25 forex round-turn lots. The effect of this initiative is estimated to be a $185,000 per month reduction to the company’s net income (assuming no offsetting benefits), and its anticipated effects have been incorporated in the company’s Business Outlook estimates announced today.

“This strategic initiative is based on our belief that there is a sizeable, highly-valuable group of very active traders who would be trading with us except only for their hesitancy to commit to $100 a month in platform fees,” said Bill Cruz, Co-Chairman and Co-CEO of TradeStation Group. “We think that substantially lowering the thresholds at which these fees are waived will open the door to increased account growth within this highly-valuable group.”

Company Provides Business Outlook For 2005 Third Quarter

The company’s third quarter Business Outlook estimated ranges are as follows:

THIRD QUARTER 2005 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	Third
	Quarter 2005
REVENUES	$22.5	to	$25.0
INCOME BEFORE INCOME TAXES	$7.5	to	$9.0
EARNINGS PER SHARE (Diluted)	$0.11	to	$0.12

The company also announced that its Earnings Per Share (Diluted) Business Outlook for the 2005 year is now an estimated range of 41 to 45 cents.

The company’s third quarter 2005 Business Outlook is based on assumptions about anticipated growth of active trader equities and futures accounts, the effects of the lowering of thresholds for waiving the monthly platform fee, the rate of growth and impact of the company’s direct-access options execution service offering, the rate of growth and impact of new forex accounts, interest rates (and the extent to which they will increase), the ability to collect unsecured accounts receivable that may arise from time to time, the timing and impact of the company’s anticipated growth of its institutional and non-US trader clients, the cost of ongoing litigation and the amount of any judgments, awards or settlements, the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives, and numerous other assumptions, expectations and beliefs concerning its business, its industry, market conditions, and decisions, acts or failures to act of third parties outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth below and in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005.

Conference Call/Webcast

At 10:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2005 second quarter results. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that offers state-of-the-art direct-access order execution and enables clients to design, test, monitor and automate their own custom trading strategies. In February 2005, TradeStation was named Best Stock Brokerage and Best Futures Brokerage and, for the third year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time Equities, Options, Futures and Forex market data.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, Eurex US, International Securities Exchange, Pacific Exchange and Philadelphia Stock Exchange. The company’s other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and hosts the company’s annual users conference.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release and today’s earnings conference call contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the effect that the company’s low commission pricing structure for equities and futures trades, and any ongoing modifications to its equities or futures pricing structure, will have on brokerage revenue and profitability; market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; the results of a planned reduction to the trading activity level at which brokerage customers’ monthly platform fees are waived, and the timing, cost and success of marketing campaigns generally; the date by which TradeStation Securities is able to offer a seamlessly-integrated forex trading platform to customers and prospects; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings; change or lack of change in the federal funds rate of interest that is different than what the company anticipates; the frequency and collectibility of unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts and other high-risk positions or circumstances; the ability to provide sufficient short-sale inventory to brokerage clients as a result of new industry rules, and generally; TradeStation’s technology not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects; the quality and/or pricing of the company’s forex and options execution services failing to appeal to forex and/or options traders to the degree the company anticipates; the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (for example, TradeStation DARTs decreased sequentially from second to third quarter 2004 and may decrease sequentially in subsequent periods as a result of negative market conditions or other factors); unanticipated risks or negative effects of or associated with self-clearing; the cost savings and efficiencies of self-clearing being less favorable than expected as a result of unanticipated mistakes, including risk management errors or deficiencies (the company has minimal self-clearing experience), or other factors; technical difficulties or errors in the products and/or services, particularly TradeStation (and its updates, including TradeStation 8.1); changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility; issues and difficulties, and unanticipated expenses or claims, the company may face as it seeks to grow an institutional trader market business (as the company has no significant prior experience with institutional trader marketing, sales or product development operations), including potential acquisition costs incurred in connection with such attempted growth; the entrance of new competitors or competitive products or services into the market; adverse results in pending or possible future litigation against the company (including three lawsuits filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, and several pending NASD arbitration proceedings concerning claims of brokerage clients, which, in the aggregate, seek tens of millions of dollars in damages) that are significantly different than is currently estimated or expected (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to certain litigation); the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuits against the company described above, all of which the company considers baseless, but which may result in higher-than-anticipated attorneys’ fees and litigation expenses); the company’s annual users event in Las Vegas attracting fewer-than-expected paying attendees; the company’s estimated earnings per share (diluted) are based on the assumption of an average stock price for particular time periods (if the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the general variability and unpredictability of operating results forecast on a quarterly basis; other items, events and unpredictable costs or revenue impact that may occur; and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission including, but not limited to, the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
REVENUES:
Brokerage commissions and fees	$16,443,463	$13,880,536	$32,209,763	$28,150,156
Brokerage interest income	4,981,205	855,738	8,965,654	1,692,852
Brokerage interest expense	859,944	—	1,499,501	—

Net brokerage interest income	4,121,261	855,738	7,466,153	1,692,852

Net brokerage revenues	20,564,724	14,736,274	39,675,916	29,843,008
Subscription fees and other	2,446,318	2,482,874	4,908,273	4,836,868

Net revenues	23,011,042	17,219,148	44,584,189	34,679,876

OPERATING EXPENSES:
Clearing and execution costs	5,774,919	5,543,222	11,349,620	11,234,837
Data center costs	1,457,262	1,614,034	2,954,352	3,172,147
Technology development	1,952,347	1,860,199	3,913,722	3,758,375
Sales and marketing	3,388,645	2,648,642	6,644,440	5,319,056
General and administrative	3,232,833	3,016,075	6,866,079	5,141,255

Total operating expenses	15,806,006	14,682,172	31,728,213	28,625,670

Income from operations	7,205,036	2,536,976	12,855,976	6,054,206
OTHER INCOME, net	294,097	69,256	528,736	124,888

Income before income taxes	7,499,133	2,606,232	13,384,712	6,179,094
INCOME TAX PROVISION (BENEFIT)	2,822,008	(3,200,038)	4,929,008	(3,128,580)

Net income	$4,677,125	$5,806,270	$8,455,704	$9,307,674

EARNINGS PER SHARE:
Basic	$0.11	$0.14	$0.20	$0.22

Diluted	$0.11	$0.13	$0.19	$0.21

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	42,173,423	41,625,992	42,020,721	41,556,551

Diluted	43,789,156	44,233,907	43,565,197	44,421,196

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,911,426 at June 30, 2005 and December 31, 2004	$37,173,177	$32,111,235
Cash segregated in compliance with federal regulations	390,659,359	347,094,597
Receivables from brokers, dealers, clearing organizations and clearing agents	25,707,413	19,404,102
Receivables from brokerage customers, net	58,590,707	56,984,622
Property and equipment, net	3,505,079	3,075,186
Prepaid income taxes	3,057,755	—
Deferred income taxes, net	1,451,643	3,811,716
Deposits with clearing organizations and clearing agents	9,269,254	14,498,375
Other assets	3,011,494	2,695,996

Total assets	$532,425,881	$479,675,829

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$432,285	$3,089,950
Payables to brokerage customers	463,476,183	420,709,173
Accounts payable	2,000,877	2,204,845
Accrued expenses	4,612,561	4,346,621

Total liabilities	470,521,906	430,350,589
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	61,903,975	49,325,240

Total liabilities and shareholders’ equity	$532,425,881	$479,675,829